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                                                                    Exhibit 10.8



                              AGREEMENT FOR DISTRIBUTION
                          OF ACCUMULATED ADJUSTMENTS ACCOUNT
                               AND TAX INDEMNIFICATION


    This AGREEMENT FOR DISTRIBUTION OF ACCUMULATED ADJUSTMENTS ACCOUNT AND TAX INDEMNIFICATION ("Agreement") is entered into and effective the 6th day of October, 1997, between TRACK 'N TRAIL, a California corporation (the "Company"), DAVID L. SUECHTING, JR. and JACKIE SUECHTING, as trustees of the Suechting Family Trust, BARBARA SUECHTING and DEBORAH L. SUECHTING (the "Stockholders") and DAVID L. SUECHTING, JR. and DEBORAH L. SUECHTING, as administrators of the Estate of David L. Suechting, aka David L. Suechting, Sr. (the "Estate").

    WHEREAS, the Company and the Stockholders expect to implement on a tax-free basis a Delaware holding company structure by contribution, reorganization, reincorporation or otherwise (the "Reorganization");

    WHEREAS, it is contemplated that the Delaware holding company will undertake a public offering of its stock following the Reorganization in order to raise additional equity capital (the "Public Offering");

    WHEREAS, the Company, the Stockholders and the Estate have entered into this Agreement in connection with the Reorganization and the Public Offering;

    WHEREAS, the Company will be classified as an S corporation for United States federal income tax purposes until immediately prior to the Reorganization, after which (in the absence of certain elections) it will be classified as a C corporation;

    WHEREAS, the Stockholders are stockholders of the Company and the Estate was previously a stockholder of the Company;

    WHEREAS, the Company wishes to declare a distribution to the Stockholders of an amount approximately equal to it its accumulated adjustments account, within the meaning of section 1368(e) of the Internal Revenue Code of 1986 (the "Code"), prior to the termination of its status as an S corporation; and

    WHEREAS, the Company, the Stockholders and the Estate wish to provide for tax indemnification arrangements in connection with the Company's termination as an S corporation.

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    NOW, THEREFORE, the parties agree as follows:


                                      ARTICLE I
                   DISTRIBUTION OF ACCUMULATED ADJUSTMENTS ACCOUNT

    SECTION 1.1. Subject to compliance with applicable law, the Company hereby agrees to distribute to the Stockholders $6,400,000, representing the amount of the Company's accumulated adjustments account, within the meaning of section 1368(e) of the Code, as of October 6, 1997. The distribution shall be made in cash to the Company's shareholders of record immediately prior to the Reorganization and shall be payable immediately upon receipt by the Company of a cash contribution equal to the foregoing amount following consummation of the Public Offering.

                                      ARTICLE II
                         TERMINATION OF S CORPORATION STATUS

    SECTION 2.1. The Company's status as an S corporation under section 1362 of the Code will be terminated as of the earlier of (i)the date of consummation of the Reorganization (in the absence of certain elections the effect of which will be to preserve such status) or (ii) the date of the closing of the Public Offering (such date being referred to hereinafter as the "Federal Termination Date"). The Company's status as an S corporation under pertinent state tax laws will also be terminated no later than the Federal Termination Date. For purposes of this Agreement, the term "Termination Date" when used with respect to the federal income tax laws of the United States shall mean the Federal Termination Date, and when used with respect to the tax laws of a particular state shall mean the date the Company's status as an S corporation terminates under the tax laws of such state. The Company shall use the "closing-of-the-books" allocation method prescribed in section 1362(e)(3) of the Code in order to allocate its taxable income between the short S corporation taxable year ending the day prior to the Termination Date and the C corporation short taxable year commencing on the Termination Date; PROVIDED that if the Company's S corporation status has not terminated prior to the date of the Public Offering, it shall use the PRO RATA allocation method prescribed in section 1362(e)(2) of the Code.


                                     ARTICLE III
                                        TAXES

    SECTION 3.1.  FILING OF TAX RETURNS.  The Company covenants and agrees that
(a) the Company shall be responsible for and shall effect the filing of all federal, state, foreign and local tax returns for the Company with respect to any and all taxable periods; and (b) the Company shall pay any and all taxes required to be paid by the Company for all periods covered by the returns as required by applicable law, subject to reimbursement by the Stockholders and the Estate to the extent prescribed herein.


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    SECTION 3.2.  COMPANY'S INDEMNIFICATION OF THE STOCKHOLDERS AND THE ESTATE
FOR ADDITIONAL PRE-TERMINATION TAXES. The Company hereby indemnifies and agrees to hold the Stockholders and the Estate harmless from, against and in respect of any federal and state income tax liability (including penalties, interest and any taxes resulting from the payments under this section) incurred by the Stockholders or the Estate as a result of a final determination of an adjustment (by reason of an amended return, claim for refund, audit or otherwise) to the Company's tax returns which increases the tax liability of the Stockholders or the Estate for taxable periods ending prior to the Termination Date (including the short taxable period ending the day before the Termination Date).

    SECTION 3.3.  STOCKHOLDERS' AND ESTATE'S INDEMNIFICATION OF THE COMPANY.
The Stockholders and the Estate hereby indemnify and agree to hold the Company harmless from, against and in respect of any federal and state income tax liability (including penalties, interest and any taxes resulting from the payments under this sentence) incurred by the Company as a result of a final determination that the Company was not an S corporation for federal or state income tax purposes for any taxable period ending prior to the Termination Date (including the short taxable period ending the day before the Termination Date); PROVIDED that in no event shall the aggregate liability of any Stockholder or the Estate under this sentence exceed any refund of taxes and interest received by such party as a result of such final determination, any ensuing claim for refund or both. The Stockholders and the Estate further hereby indemnify and agree to hold the Company harmless from, against and in respect of any federal and state income tax liability (including penalties, interest and any taxes resulting from the payments under this sentence) incurred by the Company as a result of a final determination of an adjustment (by reason of an amended return, claim for refund, audit or otherwise) to the Company's, the Stockholders' or the Estate's tax returns which decreases the Stockholders' or the Estate's tax liability for a taxable period ending prior to the Termination Date (including the short taxable period ending the day before the Termination
Date) and correspondingly increases the tax liability of the Company (or its consolidated subsidiaries) for a taxable period ending after the Termination Date; PROVIDED that in no event shall the aggregate liability of any Stockholder or the Estate under this sentence exceed any refund of taxes and interest received by such party as a result of such final determination, ensuing claim for refund or both.

    SECTION 3.4. PAYMENTS. The Stockholders, the Estate or the Company, as the case may be, shall make any payment required under this Agreement within seven days after receipt of notice from the other party that a payment is due by such party to the appropriate taxing authority, which notice shall be accompanied by appropriate documentation demonstrating that such payment is due or, if earlier in the case of any Stockholder or the Estate, upon receipt by a Stockholder or the Estate of a refund of taxes any portion of which is payable to the Company under Section 3.3.

    SECTION 3.5. COOPERATION. The parties shall cooperate with each other in connection with the contest of any additional tax liability asserted by any taxing


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authority.  The parties shall also cooperate with each other in securing a refund of federal and state income tax for the Stockholders and the Estate as a result of any final determinations described in Section 3.3.

                                      ARTICLE IV
                                    MISCELLANEOUS

    SECTION 4.1. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute a single instrument representing the Agreement between the parties hereto.

    SECTION 4.2. CONSTRUCTION OF TERMS. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

    SECTION 4.3. GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the substantive laws of the State of California without regard to the choice of law rules of such State.

    SECTION 4.4. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties.

    SECTION 4.5. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

    SECTION 4.6. INTERPRETATION. The title, article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

    SECTION 4.7. SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be held to be illegal, invalid or unenforceable in any respect, the same shall not in any respect affect the validity, legality or enforceability of the remainder of this Agreement, and the parties shall use their best efforts to replace such illegal, invalid or unenforceable provisions with an enforceable provision approximating, to the extent possible, the original intent of the parties.

    SECTION 4.8. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants or


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undertakings with respect to the subject matter of this Agreement, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       TRACK 'N TRAIL, A CALIFORNIA
                                            CORPORATION



                                       By   /s/ Gregory M. Kilgore
                                          -------------------------------------
                                                     GREGORY M. KILGORE
                                                      PRESIDENT AND CHIEF
                                                       OPERATING OFFICER


                                       DAVID L. SUECHTING, JR. and JACKIE
                                            SUECHTING, as trustees of the
                                            Suechting Family Trust



                                             /s/ David L. Suechting. Jr.
                                            -----------------------------------
                                                    DAVID L. SUECHTING, JR.
                                                            TRUSTEE



                                             /s/ Jackie Suechting
                                            -----------------------------------
                                                      JACKIE SUECHTING
                                                            TRUSTEE



                                        /s/ Barbara Suechting
                                       ----------------------------------------
                                                       BARBARA SUECHTING



                                        /s/ Deborah L. Suechting
                                       ----------------------------------------
                                                    DEBORAH L. SUECHTING


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                                       DAVID L. SUECHTING, JR. and
                                            DEBORAH L. SUECHTING, as
                                            administrators of the Estate of
                                            David L. Suechting, aka David L.
                                            Suechting, Sr.



                                            /s/ David L. Suechting, Jr.
                                            -----------------------------------
                                                    DAVID L. SUECHTING, JR.
                                                         ADMINISTRATOR



                                            /s/ Deborah L. Suechting
                                            -----------------------------------
                                                    DEBORAH L. SUECHTING
                                                       ADMINISTRATRIX





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